SEVENTH AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION SAVINGS RESTORATION PLAN
(As Amended and Restated Effective as of January 1, 2007)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Savings Restoration Plan (the "Plan"); and

WHEREAS, the Plan has been amended, and further amendment of the Plan is now considered desirable;

NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power reserved to the Benefits Planning Committee under Section 12 of the Plan, the Plan is hereby amended in the following particulars, effective January 1, 2020:

1. By deleting the second sentence of subsection 2.10 of the Plan.

2. By deleting the phrase "(or under the TBEI 401(k) Plan for TBEI Participants)" wherever such phrase appears in the first paragraph of subsection 3.1 and the first paragraph of subsection 4.1 of the Plan, and by deleting the phrase "(or to the TBEI 401(k) Plan)" where such phrase appears in the first paragraph of subsection 4.1 of the Plan.

3. By adding the following new sentence to the end of the second paragraph of subsection 4.1 of the Plan:

> "For the avoidance of doubt and notwithstanding any provision of the Plan to the contrary, to the extent a Participant's deferrals under the Qualified RSP Plan are Roth deferrals, his Compensation Deferrals under this Plan shall not be treated as Roth deferrals. Instead, such Participant's Compensation Deferrals under this Plan shall be treated, consistent with all other Compensation Deferrals under this Plan, as deferrals of a 'pre-tax' nature (i.e., such Compensation Deferrals shall be calculated with respect to the Compensation payable to the Participant before the imposition of Federal income taxes)."

4. By deleting the phrases "(or to the TBEI 401(k) Plan on a TBEI Participant's behalf)" and "(or TBEI Participants' Accounts under the TBEI 401(k) Plan)" where such phrases appear in the first paragraph of subsection 4.2 of the Plan, and by substituting the following for the last sentence of subsection 4.2 of the Plan:

> "For the avoidance of doubt and notwithstanding any provision of the Plan to the contrary, those Participants who are Employees of the Employers listed in Appendix B of the Qualified RSP Plan shall not be eligible for Service Based Contributions under the Plan."

5. By deleting the third sentence of Section 7 of the Plan.

* * *

IN WITNESS WHEREOF, this Amendment has been executed by the Benefits Planning Committee on behalf of the Company, this 31 day of December, 2019.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

/s/ Paul Wittig

For the Benefits Planning Committee